Exhibit 10.1
LEASE AGREEMENT

THIS AGREEMENT made as of the _15th ____ day of __March _________, 2015 by and between CLA BUILDING ASSOCIATES, L.P., a Delaware limited partnership (“Lessor” or “Landlord”), and TechPrecision Corporation a _______________ Corporation (“Lessee” or “Tenant”).

NOW, THEREFORE, in consideration of the mutual premises herein contained and intending to be legally bound hereby, the parties agree as follows:

1.           WHOLE AGREEMENT. Except as set forth in this Section 1 below, this Lease and the schedules, exhibits and riders, if any, attached hereto and forming part hereof set forth all the promises, agreements and conditions between Lessor and Lessee relative to the Premises and this leasehold. No rights, easements or licenses are acquired in the Building, or any land adjacent to the Building by Lessee by implication or otherwise except as expressly set forth in the provisions of this Lease. No subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them. The masculine (or neuter) pronoun singular number shall include the masculine, feminine and neuter genders and the singular and plural number.

2.           DEFINITIONS.

2.1           The following terms shall have the definitions herein set forth:

(a) “Building”: The office building with an address of 2 CAMPUS BLVD.

NEWTOWN SQUARE, PA 19073 which is located on the Land and is known as The Building.

(b) “Commencement Date”:      March 15, 2015.

(c) “Land”:  The parcel of land in the on which the Building is located.

(d) “Lease”:  This Lease Agreement.

(e) “Premises”:   4,000 square feet of rentable contiguous space on the Second floor of the Building as referenced in the floor plan attached as Exhibit A

 (g) The Expiration Date is September 15, 2015, unless sooner terminated in accordance with the terms hereof.

3.           PREMISES AND CONSTRUCTION.

3.1           Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon the terms, covenants and conditions set forth herein, the Premises together with the right, in common with other occupants of the Building, to use all common areas serving the Building, as such common areas.

4.           TERM AND ACCESS.

4.1           The term of this Lease shall commence on the Commencement Date and shall end without the necessity for notice on the Expiration Date, unless sooner terminated in accordance with the terms hereof.

5.           SECURITY DEPOSIT.

5.1 Lessee shall pay the Security Deposit upon the Lessee’s execution of this Lease. If any amount due from Lessee is not paid to Lessor within ten (10) days of when due, Lessee shall also pay as Additional Rent a late fee of five (5%) percent of the total payment then due. The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder. Lessee shall be required to pay a Security Deposit of $2,400.00 under this Lease (the “Security Deposit”), as security for the prompt and complete performance by Lessee of every provision of this Lease. No interest shall be paid to Lessee on the Security Deposit. If Lessee fails to perform any of its obligations hereunder, Lessor may use, apply or retain the whole or any part of the Security Deposit for the payment of (a) any rent or other sums of money which Lessee may not have paid when due, (b) any sum extended by Lessor in accordance with the provisions of this Lease, and/or (c) any sum which Lessor may extend or be required to expend by reason of Lessee’s default beyond applicable notice and grace periods. The use of the Security Deposit by Lessor shall not prevent Lessor from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which the Lessor may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Lessor, Lessee agrees, within ten (10) days after the written demand therefore is made by Lessor, to deposit the cash with the Lessor in an amount sufficient to restore the Security Deposit to its original amount.

5.2           Return of Security Deposit.   . If Lessee shall fully comply with all of the provision of this Lease, the Security Deposit, or any balance thereof, shall be returned to the Lessee within 10 days of the Expiration Date. Upon the return of the Security Deposit to the original Lessee hereunder, or the remaining balance thereof, Lessor shall be completely relieved of liability with respects to the Security Deposit.

6.           USE OF PREMISES.     The Premises shall be occupied and used as professional and administrative offices and for no other purpose (the “Permitted Use”).

7.           FIXED RENT AND ADDITIONAL RENT.

          (a) 7.1 .    Lessee shall pay to Lessor without notice or demand, and without set-off, the Fixed Rent payable in the monthly installments of Fixed Rent as set forth below, in advance of the first day of each calendar month during the Term by:  Lessee’s check payable to CLA Building Associates and mailed to CLA c/o Scott Raimondo, 62 L’Enfant Court, Glen Mills, PA 19342.

LEASE TERM	PER R.S.F.	INSTALLMENTS	FIXED RENT

Months 1-6	$3.60*	$2,400.00	$14,400.00

* Plus charges for Electric and Gas in accordance with §8 below

8.           GAS AND ELECTRICITY CHARGES.

8.1.             Tenant shall pay as Additional Rent charges for Electricity and Gas (without mark-up or profit taking) based on the proportionate share Ratio (3.1%) of the actual cost to Lessor to provide Gas and Electricity for the entire Building. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of electricity is excessive for the Permitted Use, Tenant agrees to pay for installation of separate electric meter to measure electrical usage in excess of normal office use and pay Landlord for all such excess electricity registered in such submeter

9.           RIGHT TO TERMINATE

9.1           Lessor’s Right to Terminate. If, during the term of this lease or any renewal or extension thereof, the Lessor has opportunity to lease the Premises to a third party for a term longer than the term of this lease, Lessor reserves the right to terminate this lease upon 45 days written notice to Lessee. Once presented with the notice to terminate from the Lessor, the Lessee agrees to vacate the premises within 45 days. The term of this Lease shall end upon forty-five (45) days prior written notice from Lessor on which date this Lease shall terminate and Lessee shall have no further obligation or liability hereunder.

9.2           Lessee’s Right to Terminate. During the term of this lease or any renewal or extension thereof, the Lessee reserves the right to terminate this lease upon 45 days written notice to Lessor. The term of this Lease shall end upon forty-five (45) days prior written notice from Lessee on which date this Lease shall terminate and Lessee shall have no further obligation or liability hereunder.

10.           SIGNS; USE OF PREMISES AND COMMON AREAS.

10.1 Reserved

11.           ALTERATIONS AND FINISHING.

11.1           No alterations, additions or improvements of any nature shall be made to the Premises after the Commencement Date, by or on behalf of Lessee unless Lessee shall first submit on each occasion a detailed description thereof to Lessor and Lessor shall consent thereto in writing, provided Lessor shall be deemed to have consented to any alternations, additions or improvements which do not exceed $500.00 in cost and which do not materially adversely affect the structural or mechanical systems of the Building. All alterations, additions or improvements made by or on behalf of Lessee and all fixtures attached to or used in connection with the Premises shall immediately upon the completion or installation thereof be and become part of the Premises and the property of Lessor without payment therefore by Lessor and shall remain at the Premises, unless, at the time of Landlord’s consent to the making of such alterations, additions or improvements, Landlord instructs Tenant in writing to remove the same  at the cost of Lessee before the expiration or sooner termination of this Lease and in such event Lessee shall repair all damage to the Premises caused by the installation and/or removal. Notwithstanding the foregoing, Lessee shall not be required to remove any leasehold improvements constituting Lessee Improvements nor any improvements, alterations, or additions installed during the Term unless the same is required by Lessor at the time Lessor approves such installation.

11.2           Notwithstanding the foregoing, Lessee shall have the right to install in the Premises trade fixtures required by Lessee in its business and to remove such trade fixtures upon termination of this Lease; provided, however, that Lessor has first consented to such installation in writing, and that no such installation or removal shall affect the structural portions of the Premises or the Building. Lessee shall repair and restore before the expiration or sooner termination of this lease any damage or injury to the Premises caused by the installation and/or removal of any such trade fixtures.

12.           LIENS.

12.1           Lessee shall have no power to do any act or to make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the Building or the Premises or any estate of Lessor or of any interest of Lessor in the Premises, or in the Building or fixtures and machinery therein contained.

12.2           Lessee shall not suffer or permit any liens to stand against the Premises, the Building or any part thereof by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Lessee or anyone holding the Premises, or the Building or any part thereof by, through or under Lessee.

12.3           In the event Lessor shall permit Lessee to make any alterations, additions or improvements to the Premises, prior to the making of any such alterations, additions or improvements, Lessee shall, if allowed by applicable law, cause to be duly filed and recorded in the appropriate offices a Waiver of Mechanic’s and Materialmen’s Liens in form satisfactory to Lessor, such waivers to be binding on all subcontractors and materialmen.

13.           NOTICE OF BREAKAGE.

13.1 Lessee shall give to Lessor prompt written notice of any accident or breakage or defects of which Lessee has knowledge in the wires, plumbing or heating or cooling apparatus, elevators or other apparatus located in the Building or the Premises, but failure to provide such notice shall not relieve Lessor of its obligations to repair pursuant to Section 14.

14.           REPAIRS AND CONDITIONS OF PREMISES.

14.1           Lessor shall make as an operating expense of the building, all repairs necessary to maintain the plumbing, heating, ventilating, air conditioning, electric systems, external windows and floors (excluding carpeting and floor coverings), provided, however, that Lessor shall not be obligated to make any such repairs until the expiration of a reasonable period of time after receipt of written notice from Lessee that such repair is needed. In no event shall Lessor be obligated under this Section 14.1 to repair any damage caused by any act, omission or negligence of Lessee or its employees, agents, invitees, licensees, sublessees or contractors.

14.2           At the expiration or other termination of this Lease, Lessee shall leave the Premises, and during the term will keep the Premises, in good order and condition, ordinary wear and tear and damage by fire or other casualty alone excepted. Without limiting the foregoing, Lessee shall be responsible for, and shall pay to Lessor upon demand for, the cost of repair and restoration of any damage to any ducts, pipes, wires or other building equipment caused by the negligence, omission or misconduct of Lessee or those claiming under Lessee or their respective employees, agents, contractors, customers or invitees, except to the extent released by Lessor pursuant to the waiver of subrogation provision in Section 16. Lessee will use every reasonable precaution against fire and other damage and will give Lessor prompt notice of any damage to or accident upon the Premises. At the expiration or other termination of this Lease, Lessee will have theretofore removed all its property from the Premises so that Lessor may again have and possess the Premises.

15.           FIRE OR OTHER CASUALTY.

15.1           Lessor’s Right to Terminate. If, during the term of this lease or any renewal or extension thereof, the Building is so damaged by fire, or any other cause that either the Building or the Premises are rendered substantially unfit for occupancy (whether or not the Premises are damaged), as reasonably determined by Lessor, or the Building is damaged to the extent that Lessor shall decide to demolish or not to rebuild the Building, then, at Lessor’s option in either of such events, the term of this Lease shall end, upon sixty (60) days prior written notice from Lessor effective as of the date of the occurrence of such damage, on which date this Lease shall terminate and Lessee shall have no further obligation or liability hereunder.

15.2           Lessee’s Right to Terminate.  In the event there shall occur any fire or other casualty as described in subsection 15.1 to the Premises after the Lease Commencement Date, Lessee shall have the right to terminate this Lease in accordance with this subsection 15.2.  If Substantial Completion of the restoration of the Premises does not occur, or in Lessor’s reasonable judgment will not occur, within 90 days after the date of the fire or other casualty (which 90 day period shall be extended to the extent of any delay caused by Lessee, its agents or representatives or delay caused by a Permitted Delay, as defined below). Lessor shall so notify Lessee in writing, which notice shall include Lessor’s reasonable estimate of the date of Substantial Completion of the restoration. Lessee, by giving written notice of termination within thirty (30) days after its receipt of Lessor’s notice, shall have the right to terminate this Lease effective as of such date not later than forty-five (45) business days after Lessee’s receipt of Lessor’s notice. In the event of such termination, neither party shall be liable to the other for any liability relating to the period after termination. As used above, “Permitted Delay” shall mean a delay caused by (1) strikes or labor problems beyond the reasonable control of Lessor (lack of financial credit or liquidity not to be deemed beyond a party’s reasonable control), (2) adverse weather conditions in excess of those normally expected for the season, (3) other Acts of God and (4) unavailability of material or equipment, government actions and casualty damage not caused, in any such case, by any negligent or willful act or failure to act of Lessor or by any lack of financial credit or financial liquidity of Lessor. If Lessee does not terminate this Lease as aforesaid, and the Substantial Completion of the restoration does not occur by the estimated date of Substantial Completion in the aforesaid notice, Lessor shall provide within ten (10) business days after a determination is made that Substantial Completion will not occur by the estimated date a second notice estimating the extended date of Substantial Completion, and Lessee shall again have the right, exercisable only by written notice given within fifteen (15) days after receipt of Lessor’s notice, to terminate this Lease within forty-five (45) business days after receipt of Lessor’s most recent notice. In each instance in which Lessee elects not to exercise its right to terminate as provided in this subsection 15.2, such right to terminate, following the same procedure and schedule, shall again arise if Substantial Completion has not occurred by the estimated date of Substantial Completion set forth in the notice upon which Lessee’s previous election not to terminate was based.

15.3           Adjustments Following Termination.  In the event either Lessor or Lessee terminates this Lease pursuant to Section 15.1 or 15.2 respectively, Lessee shall pay the rent apportioned to the date of the occurrence of such damage, Lessor shall repay to Lessee all prepaid rents for periods beyond such termination date and Lessor may enter upon and repossess the Premises without further notice, provided Lessee shall have no less than 15 days from the date of its termination notice to remove its property and trade fixtures from the Premises.

15.4           Restoration.  If Lessor or Lessee does not so elect to terminate the term of this Lease, or if the Building shall be damaged so that such damage renders neither the building nor the Premises substantially unfit for occupancy (and Lessor elects not to demolish or to rebuild the Building), Lessor will in either of such events use its best efforts to  promptly restore the damage to the Building with reasonable promptness (taking into account the time required by Lessor to effect a reasonable settlement with and procure insurance proceeds, if any, from the insurer) to substantially the same condition of the Building immediately prior to such damage, and Lessor may enter and possess all or any portion of the Premises for that purpose, and, while Lessee is deprived of the use of the Premises or any part thereof, the minimum fixed monthly rent and the obligation to pay Additional Rent and charges for Gas and Electric shall be suspended in the proportion to the number of square feet of the Premises rendered substantially unfit for occupancy. The time for commencement and completion or restoration shall be extended for a period equal to any time lost by Lessor because of Permitted Delays. Lessor’s obligation or election to restore the Building under this Section shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed or made by Lessee, but shall include all Lessee Improvements as originally constructed.

16.           INDEMNITY; WAIVER OF SUBROGATION INSURANCE.

16.1           Lessee covenants and agrees to exonerate, indemnify, defend, protect and save Lessor harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (a) any accident or matter occurring on the Leased Premises, causing injury to persons or damage to property (including, without limitation, the Premises), except to the extent such accident or other matter resulted from the sole negligence or otherwise tortuous act of Lessor or Lessor’s employees, (b) the failure of Lessee to fully and faithfully perform the obligations and observe the conditions of this Lease, or (c) the negligence or otherwise tortuous act of Lessee or anyone in or about the Building on behalf or at the invitation or right of Lessee.

16.2           Reserved

16.3           Lessee hereby releases Lessor from any and all liability or responsibility to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property or any injury to or death of any person covered by any insurance then in force, even if such loss or damage or injury or death shall have been caused in part by the fault or negligence of the Lessor, or anyone for whom such party may be responsible. Lessee shall use their reasonable efforts to obtain such a clause in their respective casualty and liability insurance policies.

16.4          Lessee shall, at its sole cost and expense, maintain and keep in force throughout the term hereof, insurance for all of Lessee’s contents and property in the Premises, and comprehensive general liability insurance with minimum limits of $1,000,000/$2,000,000 for personal injury and $1,000,000 for property damage. Lessee shall provide Lessor with certificates evidencing such insurance coverage. Lessee and their applicable insurance policies must name the Lessor as Additional Insured on an Ongoing and Completed Operations basis. Coverage shall be Primary and Non-contributing to any other insurance available to the Lessor.

16.5          Lessor shall maintain and keep in force throughout the term hereof, property insurance covering the Building and comprehensive general liability insurance with minimum limits of $1,000,000/$2,000,000 for personal injury and $1,000,000 for property damage covering the Building and the Premises.

17.           INSURANCE VIOLATIONS.   Lessee will not, as circumstances permit using reasonable efforts, do or commit, or suffer or permit to be done or committed, any act or thing whereby, or in consequence whereof the policy or policies of insurance of any kind on or in connection with the Building containing the Premises shall become void or suspended, or whereby or in consequence whereof the insurance risk on such Building according to the insuring companies which relates to Lessee’s use of the Premises shall be rendered more hazardous, and Lessee shall pay any increase of premiums for the entire Building, or the Premises which is part of the Building payable to any insurers, whether the same or substituted insurers, caused by reason of the breach of this covenant.

18.           COMPLIANCE WITH LAW. With respect to the Premises and any property appurtenant thereto, Lessee agrees throughout the term of this Lease and all renewals and extensions thereof, at Lessee’s own cost and expense, to comply promptly with any laws and ordinances and other notices, requirements and regulations of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, provided Lessee shall not be obligated to undertake or pay for any structural changes to the Building.

18.1                      Notwithstanding anything contained herein to the contrary, Landlord shall provide the Premises to Tenant (with the Lessee Improvements, regardless of who pays for same) so that the Premises are in accordance and conformance with all applicable laws.  In the event the Premises are required to brought in compliance with any applicable laws, and such applicable laws:  (a) were in effect (or had been passed) on or prior to the Commencement Date; or (b) do not specifically and directly apply to Tenant’s specific use of the Premises (as opposed to general office use), Landlord shall solely be responsible for the cost of bringing the Premises into compliance with the applicable laws.

19.           LANDLORD’S SERVICES.

19.1         The Landlord shall use reasonable efforts to furnish or cause to be furnished the following services, the costs incurred therefor shall, in all instances, be deemed Operating Expenses:
a.              Air-cooling and heat when necessary to allow comfortable occupancy of the Premises during all Business Hours;
b.             Cold water in common with other tenants from city mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply;
c.             Janitor and cleaning service in accordance with the specifications attached hereto as Exhibit “D “ in and about the Premises, Saturdays, Sundays and holidays excepted;
d.            Passenger elevator service in common with Landlord and other tenants, daily during Business Hours; and
e.             Electricity for Tenant's incidental uses by means of receptacles and lighting fixtures in the Premises.

Lessor will keep the Building in operation Monday through Friday during the hours of 8:00 A.M. to 6:00 P.M. (except for legal holidays). Lessee shall have access to the Premises and availability of utility and elevator service twenty-four (24) hours a day, seven (7) days a week.

19.2          Lessor will provide janitorial service consistent with the cleaning specifications attached hereto as Exhibit B. If Lessee desires additional janitorial services, it will pay 100% of the increase in the cost due to such additional services.

19.3          Lessor will furnish a reasonable amount of electricity, as Lessor may determine necessary for lighting the common areas of the Building during Business Hours. The Building has one Philadelphia Electric Company meter. The gas is separately metered by the utility company. Lessee agrees to pay electric and the gas expenses for the Premises in accordance with Section 8.1. Lessee agrees to remit reimbursement to Lessor with thirty (30) days of receipt of Lessor’s bill. In the event any of the aforesaid payments by Lessee to Lessor for utilities are made after the twentieth day following receipt by Lessee of Lessor’s bill therefor, Lessee shall promptly pay to Lessor a “late charge” of five cents ($0.05) for each One Dollar ($1.00) so overdue to cover the extra expense involved in handling delinquent payments. This penalty fee shall not apply if Lessee contests the charges in writing until such time as the utility bill is resolved.

Lessee shall not operate in the Premises any electrically operated equipment (including, without limitation, electrical heating equipment, refrigeration or cooling equipment, high intensity lighting, unusual lighting requirements, data processing equipment, punch card equipment, computers, printing equipment and machinery and equipment requiring a greater voltage than 1 by), other than customary small office machines, reproduction copy equipment requiring 220 volts, and any equipment reference in Lessee Improvements without on each occasion first obtaining Lessor’s prior written consent thereto. Lessor represents and warrants that the capacity of the electric conductors and equipment to service the Premises shall be sufficient for Lessee’s intended use. Lessee may provide HVAC as necessary for its computer equipment.  Lessee shall be permitted to use the existing supplemental HVAC in the server room presently located on the Premises.

19.4           The operation of any of the elevators or other machinery or apparatus may be interrupted, changed or suspended in case of accidents, strikes, labor disturbances, governmental restrictions, prohibitions or other regulations, casualties, breakdowns, repairs, renewals, replacements or improvements to the Building or replacement or conversion, or for other force major causes. Lessor agrees to obtain and maintain at all times during the Term of this Lease the most comprehensive, fastest response elevator maintenance contract from a licensed elevator repair vendor.

19.5           As to heat, air conditioning, cleaning service, electricity, elevator service, and any other services, Lessor shall not be responsible or liable in any way for, and Lessee agrees that there shall be no abatement of rent in the event of, any failure, interruption, suspension or inadequacy in quantity or quality of such service where due to causes beyond Lessor’s reasonable control. The negligence, recklessness or willful misconduct or Landlord or Landlord’s employees, agents and contractors shall not be deemed to be “beyond Lessor’s reasonable control”.  The maintenance of such equipment and such services shall be included as Operating Expenses, as defined and limited in Section 7 hereof, and shall be performed by Lessor. Notwithstanding the foregoing, if there is an interruption of utility services or other building services which renders the Premises untenantable, inaccessible or incapable of use for Lessee’s intended use for a period in excess of FIVE (5) consecutive business days and Lessor’s action or inaction is the cause of such interruption, the rent payable under this Lease shall abate until such services are restored. If at the end of any such FIVE (5) day period, the cause of the interruption, if capable of being cured by Lessor,  has not been cured by Lessor, Lessee, in addition to any other rights Lessee may have in law or equity, may but shall not be obligated to cure the cause of such interruption on behalf of Lessor, Lessor shall reimburse Lessee upon demand for all reasonable out-of-pocket costs incurred by Lessee in curing such cause, including, without limitation, reasonable attorneys’ fees and other legal expenses.

19.6           Water and sewer rents for the Premises and the Building of which the Premises is a part shall be paid by Lessor as part of the Operating Expenses.

19.7           The Lessee shall pay to Lessor Lessee’s Proportionate Share of charges for utilities consumed in the Premises (which share shall be calculated by multiplying each utility invoice amount by the Ratio).  Lessee shall pay such Proportionate Share of the utilities within thirty (30) days after lessee’s receipt of an invoice from Lessor for same.

20.           LESSOR’S RIGHT TO ENTER. Lessee will permit Lessor, Lessor’s agents or employees or any other person or persons authorized by Lessor, to inspect the Premises at any time during Business Hours, upon reasonable advance notice and to enter the Premises, if Lessor shall so elect, at any reasonable scheduled and mutually agreeable times for making alterations, improvements or repairs to the Building or the Premises (including without limitation all ducts, pipes, wires and building equipment) or for any purpose in connection with the operation or maintenance of the Building; and no such entry to work shall be treated as a deprivation of Lessee’s use of the Premises. Lessor shall not be liable for inconvenience, annoyance, disturbance or other damage to Lessee by reason of making such alterations, improvements or repairs or performing such operation or maintenance; provided, however, that Lessor shall make reasonable efforts to avoid materially interfering with Lessee’s use of the Premises, but nothing contained herein shall obligate Lessor to make such alterations, improvements or repairs or perform such operation or maintenance other than during Business Hours. Nothing herein shall imply any duty upon the part of Lessor to do any such work which under any provision of this lease Lessee may be required to perform; Lessor’s performance of such work on Lessee’s behalf shall not constitute a waiver of Lessee’s default in failing to perform such work. During the last ninety (90) days of the term of this Lease or any renewal or extension thereof, Lessor shall have the right to exhibit the Premises to any prospective Lessee. Lessor shall at all times, use reasonable efforts not to interfere with Lessee’s use and occupancy of the Premises.

21.           LESSOR’S REMEDIES.   If: (a) Lessee does not pay in full when due any and all installments of Fixed Rent or any other charge or payment whether or not herein included as rent; or (b) Lessee violates or fails to perform or otherwise breaks any covenant or condition herein contained or any other obligation imposed upon Lessee and such breach, violation or failure continues for thirty (30) days after receipt of notice thereof from Landlord, provided that if such breach, violation or failure is not susceptible of being cured or corrected within the aforesaid thirty (30) day period, then if Tenant shall have commenced such cure within the aforesaid thirty (30) day period and diligently and continuously prosecutes same to completion, Tenant shall have such additional time  (not to exceed sixty (60) days in the aggregate) as Tenant may reasonably require to complete such cure; or (c) Lessee becomes insolvent in any sense or makes an assignment for the benefit of creditors , or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state act is filed by or against Lessee, and such petition or proceeding is not dismissed within sixty (60) days or if a bill in equity or other proceeding is filed in any court for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Lessee’s assets, or if any of the real or personal property of Lessee shall be levied upon by any sheriff, marshal, or constable; then Tenant shall be in default, and in any such event, Lessor shall have the following rights:

21.1          To accelerate the whole or any part of the rent for the entire unexpired balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Lessee, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments or rent already due and payable and in arrears, and/or any other charge or payment herein reserved, included or agreed to be treated or collected as rent and/or any other charge, expense or cost herein agreed to be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. Lessor shall use reasonable efforts without the necessity for incurring expense to do so, to relet the Premises on such terms as Lessor, in Lessor’s reasonable discretion, deems appropriate to mitigate Lessor’s damages; provided that nothing in this sentence shall be deemed to (a) relieve Lessee of its obligations under this Lease or (b) to prevent Lessor from exercising any of its rights under this Lease.

21.2          To the extent permitted by law, enter the Premises and without further demand or notice as required by applicable law proceed to distress and sale of the goods, chattels and personal property there found, to levy the rent and/or other charges herein payable as rent, and Lessee shall pay all costs and officers’ commissions, including watchmen’s wages and sums chargeable to the Lessor and further including the five percent (5%) chargeable by the Act of Assembly as commissions to the constable or other person making the levy, and in such case all costs, officers commissions and other charges shall immediately attach and become part of the claim of Lessor for rent, and any tender of rent without said costs, commissions and charges made, after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Lessor.

21.3          To reenter the premises and remove all persons and all or any property therefrom either by summary dispossession  proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon recovering possession of the Premises by reason of a default on the part of the Lessee beyond applicable notice and cure periods, Lessor may, at Lessor’s option, either terminate this Lease or make such reasonable alterations and repairs as may be necessary in order to relet the Premises or any part or parts thereof, either in Lessor’s name or otherwise, for a term or terms which may at Lessor’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Lessor’s reasonable discretion may be deemed advisable and to such person or persons as may in Lessor’s discretion deem best; upon each such reletting all rents received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerages fees and attorney’s fees and all costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Lessor to terminate this Lease unless written notice of such intention be given to Lessee. Lessor shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. In the event of a default beyond applicable notice and cure periods Lessee, for Lessee and Lessee’s successors and assigns, hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Lessee’s obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

21.4           To terminate this Lease and the term hereby created without any right on the part of Lessee to waive the forfeiture by payment of any sum due or by other performance of any conditions, term or covenant broken.

21.5           UPON THE OCCURRENCE OF ANY DEFAULT BY LESSEE HEREUNDER WHICH IS NOT CURED WITHIN ANY PERIOD OF TIME HEREIN PROVIDED, AND ALSO WHEN THE TERM HEREBY CREATED SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR LESSEE AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE, AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT AGAINST LESSEE AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE HIS SUFFICIENT WARRANT; THEREUPON, IF LESSOR SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASONS AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE OR LESSEE’S RIGHT OF POSSESSION AS HEREIN SET FORTH, TO BRING ONE OR MORE FUTURE AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND TO CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINBEFORE PROVIDED.

21.6           UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, WHICH IS NOT CURED WITHIN ANY PERIOD OF TIME HEREIN PROVIDED, AND ALSO WHEN THE TERM HEREBY CREATED SHALL HAVE EXPIRED, LESSEE HEREBY IRREVOCABLY EMPOWERS ANY PROTHONOTARY, CLERK OR ATTORNEY OF ANY COURT OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR LESSEE, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST LESSEE FOR RENT AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED AS RENT, OR HEREIN AGREED TO BE PAID BY LESSEE, AND THEN DUE AND UNPAID AND FOR INTEREST AND COSTS, TOGETHER WITH A REASONABLE ATTORNEY'S COMMISSION THE GREATER OF $2,500 OR TEN PERCENT (10%) OF SUCH RENT OR OTHER CHARGES OR EXPENSES THEN DUE.  SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR OTHER CHARGES RESERVED AS RENT OR AGREED TO BE PAID BY LESSEE SHALL FALL DUE OR BE IN ARREARS.

21.7           In any amicable action of ejectment or action involving a confession of judgment for possession by Lessor against Lessee, Lessor shall first cause to be filed in such action an affidavit made by Lessor or someone acting for Lessor, setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be prima facie evidence, and if a true copy of this Lease (and of the trust of the copy of such affidavit shall be sufficient evidence) shall be filed in such suit, action or actions, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.  Lessee hereby releases Lessor and all attorneys who may appear for Lessee, from all liability for all errors in said proceedings.

21.8           Any action taken by Lessor under this Section shall not operate as a waiver of any right which Lessor would otherwise have against Lessee for rent hereby reserved or otherwise, and Lessee shall remain responsible to Lessor for any loss and/or damage suffered by Lessor by reason of Lessee’s default or breach.

21.9           Any mention in this Section of the rent or rental herein reserved after the termination of this Lease as in this Section provided, or of termination of Lessee’s possession by reentry, summary dispossession proceedings or any other method as herein provided, shall be deemed to refer to the minimum monthly rental and such additional sums as Lessee shall be obligated to pay to Lessor under any of the terms, covenants and conditions of this Lease.

21.10         The failure of Lessor to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease or to exercise any right of privilege herein conferred shall not be construed as thereafter waiving or relinquishing any such covenants, conditions, rights or privileges as the same shall continue and remain in full force and effect, and waiver of any one default or right shall not constitute waiver of any other default; and the receipt of any rent by Lessor from Lessee or any assignee or subLessee of Lessee, whether the same be rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of the right of Lessor to enforce the payment of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or void the right of Lessor at any time thereafter to elect to terminate this Lease, on account of any such assignment, subletting, transferring of this Lease or any other breach of any covenant herein, or condition of this Lease, unless evidenced by Lessor’s express written waiver.

21.11           Notwithstanding anything to the contrary contained herein, Lessee shall not be in default hereunder unless Lessor shall have given Lessee five (5) days notice of a monetary default and thirty (30) days notice of a non-monetary default and the opportunity during such time periods to cure the default (unless such default is not susceptible of cure within such thirty (30) day period in which event Lessee must commence curing such default within such thirty (30) day period and diligently prosecutes such cure until completion).

21.12           LESSEE AND LESSOR HEREBY CONSENT TO THE JURISDICTION OF THE COURT OF COMMON PLEAS OF DELAWARE COUNTY PENNSYLVANIA OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION HEREWITH, AND HEREBY WAIVE OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN DELAWARE COUNTY, PENNSYLVANIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. IN ANY ACTION OR SUIT UNDER THIS LEASE, SERVICE OF PROCESS MAY BE MADE UPON LESSOR OR ANY LESSEE BY MAILING A COPY OF THE PROCESS BY FIRST CLASS MAIL TO THE RECIPIENT AT THE RESPECTIVE ADDRESS SET FORTH IN THIS LEASE. LESSOR AND LESSEE HEREBY WAIVES ANY AND ALL OBJECTIONS TO SUFFICIENCY OF SERVICE OF PROCESS IF DULY SERVED IN THIS MANNER.

21.13.           Notwithstanding anything herein to the contrary, neither Landlord nor Tenant shall be liable to the other for the payment of consequential, punitive or speculative damages.

22.           REMEDIES CUMULATIVE.  All remedies available to Lessor hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Lessor of any remedies or actions against Lessee for minimum rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for minimum rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of minimum rent, charges or damages for such breach, be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.

23.           LEASE SUBORDINATED. This Lease and Lessee’s right hereunder shall be subject and subordinate at all times to the lien of any mortgages now existing or hereafter created on or against the Premises and/or the Building and all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Lessee. Lessee agrees, at the election of any mortgagee to attorn to any holder of any mortgage to which this lease is subject and subordinate. Lessee further agrees upon demand to execute, acknowledge and deliver such instruments confirming such subordination and such further instruments of attornment as shall be desired by any existing or proposed mortgagee or by any other person. Lessee hereby irrevocably appoints Lessor attorney-in-fact of Lessee (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument or instruments for and in the name of Lessee and to record the same. Notwithstanding the foregoing, the holder of any mortgage may at any time subordinate its mortgage to this Lease, without Lessee’s consent, by notice in writing to Lessee, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. The word “mortgage” is used herein to include any lien, ground rent or encumbrance on the premises and/or the Building or any part of or interest in or appurtenance to any of the foregoing including without limitation any ground lease if Lessor’s interest is or becomes a leasehold estate. The word “mortgagee” is used herein to include the holder of any mortgage, ground rent or encumbrance or any ground Lessor, if Lessee’s interest is or becomes a leasehold estate, including any representative or servicing agent of any such mortgagee.

This subordination provision is subject, however, to the express condition that so long as Lessee is not in default in its obligations hereunder beyond applicable grace periods, (a) Lessee will not be made a party in any action or proceeding by any senior party in interest to recover possession of the Building and/or the Premises or to the foreclosure of any mortgage, (b) Lessee’s possession shall not be disturbed, and (c) this Lease, including all of Lessee’s renewal and expansion options shall not be canceled or terminated and shall continue in full force and effect. The holder of every interest to which this Lease is subordinate shall be deemed to have agreed to the conditions set forth in this Section 23.

24.           CONDEMNATION.   If during the term of this Lease or any renewal or extension thereof the Building or any part of the Building is taken or condemned for public or quasi-public use, Lessor may, at its option upon notice to Lessee, terminate this Lease as of the date when possession is surrendered to the condemnor, and the rent reserved hereunder shall abate and cease proportionately for the balance of the term. If Lessor fails to elect to terminate this Lease upon such taking or condemnation, this Lease shall terminate, as to the part of the Premises taken or condemned, as of the date when possession is surrendered to the condemnor, and the rent reserved hereunder shall abate in proportion to the square feet of the Premises taken or condemned. In any such events, Lessee waives all claims for leasehold damages, diminution of the value of Lessee’s leasehold interest and all other damages of any kind against Lessor and against the condemnor, except for moving and related expenses. If a taking renders the Premises untenantable, Lessee shall have the right to terminate this Lease.

25.           LESSEE CERTIFICATE. Lessee agrees at any time and from time to time, within five (5) business days after Lessor’s written request, to execute, acknowledge and deliver to Lessor a written instrument in recordable form certifying that (a) this Lease is unmodified and in full force and effect; (b) the dates to which minimum rent and other charges have been paid in advance, if any; (c) the amount of any prepaid rents or credits due Lessee, if any; (d) Lessee has accepted possession of the Premises and the date on which the term of the Lease commenced; (e) stating whether or not, to the best knowledge of the signer of such certificate, Lessor is in default in the performance of any covenant, agreement or condition of this Lease; and (f) stating any other fact or certifying any other condition reasonably requested, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Building or any mortgagee thereof or any assignee of Lessor’s interest in this Lease or of any mortgage upon the fee of the Premises or the Building, or any part thereof.

26.           PARKING FOR VISITORS. Lessee shall use reasonable efforts to prevent its principals and employees from parking in the parking spaces at the Building designated for “visitor parking”. If Lessee uses such reasonable efforts to have its employees comply with this requirement, the failure of Lessee’s employees to so comply shall not be a default hereunder.

27.           NOTICES. All notices required or permitted hereunder from either of the parties hereto to the other must be in writing and sent by registered mail or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight courier service (next day delivery against receipt).  Notices shall be addressed to the parties as follows:

If to the Lessee:	If to the Lessor:

Tech Precision Corporation	CLA Building Associates, L.P.
2 Campus Boulevard	c/o Scott Raimondo
Newtown Square, PA 19073	62 L’Enfant Court
Glen Mills, PA 19342

If Lessor requests, Lessee shall send to any mortgage or fee owner designated by Lessor a copy of notices to Lessor. Either party may at any time, by notice given as aforesaid, change the address to which notices shall be sent.

28.           DEFINITION OF “LESSOR”. The words “Lessor” and “Landlord” are used herein to include the Lessor named above and any subsequent owner of such Lessor’s interest in the Building, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Lessor, but any owner of such interest in the Building, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest except for such obligations which may have theretofore accrued. Neither Lessor nor any principal of Lessor, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, and if Lessor is in breach or default with respect to Lessor’s obligations under this Lease or otherwise, Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of  or any right of Lessee for the collection of a judgment or other judicial process or other award requiring the payment of money by Lessor. It is expressly understood and agreed that Lessor’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Lessor’s equity in its interest in the Building. For the purposes of Sections 10 and 11 hereof only, the word “Lessor” is used therein to include Lessor’s Lessor (if any) or any other fee owner of the Building, their heirs, administrators, executors, successors and assigns, in addition to the parties set forth above in this Article.

29.           DEFINITION OF “LESSEE”. The words “Lessee” and “Tenant” are used herein to include the entity named above as Lessee as well as its successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Lessee. Subject to Section 10.3 above, no such rights, privileges and powers shall inure to the benefit of any assignee of Lessee, unless such assignment has been approved in writing by Lessor. Each and every of the persons named above as Lessee shall be bound jointly and severally by the terms, covenants and agreements contained herein. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Lessee, and shall have the same force and effect as if given by or to all thereof

30.           RULES AND REGULATIONS. The rules and regulations to be reasonably adopted by Lessor and provided to Lessee as to the Building and such additions or modifications thereto as may from time to time be reasonably made by Lessor upon written notice to Lessee, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Lessee also covenants that said rules and regulations will be faithfully observed by Lessee, Lessee’s employees, and all others visiting the Premises or claiming under Lessee, provided that Lessor will give Lessee at least thirty (30) days prior written notice of any proposed rule or regulation before its proposed effective date and Lessee shall have the opportunity to object to such proposed rule or regulation.

31.           QUIET ENJOYMENT. Lessee, upon paying the minimum rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Lessor, subject, however, to the exceptions, reservations and conditions of this Lease.

32.           TITLES FOR CONVENIENCE ONLY. The titles appearing in connection with various sections of this Lease are for convenience only, and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

33.           SEVERABILITY. If all or a portion of any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease or the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

34.           Reserved.

35.           LESSOR CONSENT. Whenever Lessor consent is required under any provision of this Lease, such consent shall not be unreasonably conditioned, withheld or delayed.

36.           BROKERS.  Lessee represents and warrants that it has not dealt with any broker in connection with this Lease or the transactions contemplated hereby.  Lessee shall defend, indemnify and hold Lessor harmless from all damages, judgments, liabilities and expenses (including attorneys’ fees) arising from any claims or demands of any brokers, agent or finder with whom Lessee has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Lessee or the negotiation of this Lease caused by Lessee’s breach of the representation and warranty contained herein.

37.           Reserved

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

TECH PRECISION CORPORATION

By:	/s/ Richard F. Fitzgerald
Name:	Richard F. Fitzgerald
Title:	Chief Financial Officer

By:
Name:
Title:

CLA BUILDING ASSOCIATES, L.P.

By:	/s/ John A. Raimondo
John A. Raimondo
General Partner

EXHIBIT A

FLOOR PLAN

EXHIBIT B

OFFICE CLEANING SPECIFICATIONS

Daily:
General -
All flooring swept and washed.
All carpeted areas and rugs vacuumed.
Wastepaper baskets, ashtrays, waste receptacles, etc. emptied and cleaned.
Damp-mop tiled area, if any, facing elevators and reception areas.
Prepare all waste for removal using plastic bag inserts in containers.

Lavatories -
All flooring swept.
All mirrors, shelves, brightwork, etc., including flushometers, piping, and toilet
Seat hinges washed and polished using a non-caustic strong odorles disinfectant.
All partitions, tile walls, dispensers and receptacles dusted.
Paper towel and sanitary napkin disposal receptacles emptied and cleaned.
Wash all partitions, tile walls and enamel surfaces with proper disinfectant.

Kitchen -
Tables wiped clean.
Countertops wiped clean.
Floors swept & mopped.
Chairs wiped.
Trash cans emptied and bags replaced.

Weekly:

General -
All laden free furniture, fixtures, telephones, desk lamps and window sills dusted.
Dust and/or wash clean all floor directory glass.

Monthly:

High-Dusting - Office Area -
Dust all pictures, frames, charts, graphs, and panel wall hangings not reached in nightlycleaning.
Dust all vertical surfaces such as walls, partitions, ventilating louvres and other surfaces not reached in nightly cleaning.
Dust exterior of lighting fixtures.
High-dust.

As Necessary:

All glass furniture tops cleaned.
All baseboards, chair rails and trim dusted.
Wash and polish all private entrance door glass.
Fill soap dispensers.
Wipe clean all interior metal.
Spot clean carpets.
Remove fingermarks from metal partitions and other surfaces.
Replace light bulbs.